SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 17, 2013

Date of Report

May 13, 2013

(Date of earliest event reported)

TransAct Energy Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-139746	98-0515445
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 207 - 23705 IH 10 West San Antonio, TX, 78257

(Address of principal executive offices, including zip code)

210-888-0785

(Registrant’s telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

This current report and its exhibit may include forward-looking statements.  TransAct Energy Corp. based these forward-looking statements on its current expectations and projections about future events in light of its knowledge of facts as of the date of this current report and its assumptions about future circumstances.  Forward-looking statements are subject to various risks and uncertainties that may be outside the control of TransAct Energy Corp. TransAct Energy Corp, has no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise.  This current report should be read with TransAct Energy Corp. Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent Quarterly Reports on Form 10-Q.

Item 2.01 Completion of Acquisition or Disposition of Assets

(a) Date of completion of the transaction.

On May 14, 2013 ("Closing Date"), we completed the acquisition of the intellectual property assets of Bruce Hutchon, Utopial Limited and  Halfuel Limited., all of Scotland (the "Seller").

(b) Brief description of the assets involved.

Pursuant to a Technology Purchase Agreement, dated as of May 9th, 2013 ("Technology Purchase Agreement"), by and among the Seller, and us, we acquired from the Seller all of the Seller's intellectual property assets used or useful in connection with the conduct of, or arising out of the conduct of, the Seller's business of providing emissions free processing of carbonaceous waste.

The above descriptions of the assets involved are qualified in their entirety by reference to the terms of the Technology Purchase Agreement attached hereto as Exhibit 10.1.

(c) Identity of the persons from whom the assets were acquired.

The Seller is a real person and two Scottish corporations. The Seller was the record and beneficial owners of all of the intellectual property associated with waste management and energy from waste of the Seller.

(d) The nature and amount of consideration given for the assets.

We paid to the Seller a purchase price,("Purchase Price") consisting of (i) 2,600,000 shares of our common stock, at an agreed value of $1.00 per share (“Common Stock”) (x) to be issued to the Seller as soon as practicable after the signing of the Technology Purchase Agreement which took place on May 12, 2013, of which a certificate representing 500,000 shares will be issued and delivered to Seller; (y) a certificate representing 2,100,000 shares will be delivered to Cletha Walstrand Attorney, as escrow agent (“Escrow Agent”) to be held and distributed pursuant to the terms of the Technology Purchase Agreement, dated the 9th day of May, 2013, by and among, the Seller and Us.

As part of the transaction, we entered into an employment agreement with Mr. Hutchon.

The description of the Purchase Price described above are qualified in their entirety by reference to the terms of the Asset Purchase Agreement attached hereto as

Exhibit A  “Technology Purchase Agreement excluding its Appendix”

ITEM 3.02. Unregistered Sales Of Equity Securities

As noted in Item 2.01(d) above, in connection with the Technology Purchase Agreement, we are obligated to issue an aggregate of 2,600,000 shares of our Common Stock to the Seller (and/or the Escrow Agent), as soon as practicable. The terms of the issuance are described in Item 2.01(d) of this Report and are incorporated herein by reference. The transfer of the Common Stock to the Seller is (or would be) made in reliance upon the exemption afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D thereunder. Certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act. The Seller received, or had access to, material information concerning our company, including but not limited to, our reports on Form 10-K, Form 10-Q and Form 8-K, as filed with the Securities and Exchange Commission.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSACT ENERGY CORP.

Date: May 17, 2013

By: /s/ Roderick C Bartlett

Roderick C Bartlett

President and Chief Executive Officer

EXHIBIT “A”

TECHNOLOGY PURCHASE AGREEMENT

This Technology Purchase Agreement (the "Agreement") made as of this 9th   day of May, 2013.

BETWEEN:

BRUCE HUTCHON, UTOPIAL LIMITED and HALFUEL LIMITED having their principal offices located at 24 Murrayfield Avenue Edinburgh EH12 6AX United Kingdom

(hereinafter collectively known as the "Seller")

AND:

TRANSACT ENERGY CORP. having its principal offices in San Antonio, TX

(hereinafter the “Buyer")

(collectively the “Parties”)

WHERE AS  Seller is the sole legal and un-encumbered owner of the technology, know-how and R&D in process of an Emissions Free Continuous Pyrolysis System known as XY7, XY9 and XY10 and whereas the Seller is in possession of all related technical information, including, current product design,  systems, sub-systems, technical drawings, design specifications, operating, service and maintenance manuals, patents, patent applications necessary to develop, manufacture, assemble, service, maintain, install, operate, use or test the technology as described in Appendix 1 attached to this Agreement, hereinafter the "Technology"; and

WHERE Seller is the legal and un-encumbered owner of the branding, marketing materials, logos and graphics associated with the Technology; and

WHERE the Buyer is interested in acquiring the rights to the "Technology" in order to further develop and market the Technology.

IN consideration of the representations, warranties, covenants, and agreements of the parties intending to be legally bound, they hereby agree as follows:

1.    SALE AND PURCHASE OF THE TECHNOLOGY

1.1.

Sale and Purchase of the Technology

1.1.1.1.

Seller hereby  agrees to sell, assign and transfer all of their rights, title and interest in and to the Technology along with any models, components and or ownership rights in any operating units (the “Existing Components”) globally for Two Million Six Hundred Thousand common shares  of the Buyer at a share price equivalence of $1.00 per share (this is for accounting purposes only not a reflection of the current market price or a suggestion of a future price) or  Two Million Six Hundred Thousand United States Dollars ($2,600,000.00) ("the "Purchase Price"), at such time as the full amount of the “Purchase Price” has been paid, and the Buyer agrees to purchase the Technology and Existing Components for the purchase price as follows:

1.1.1.2.

Buyer will cause Five Hundred Thousand (500,000) common shares to be issued to the Seller in equal blocks of two hundred and fifty thousand (250,000) shares each in the names of Bruce Gordon Imrie Hutchon and Linda Kathryn Hutchon; delivering the same by commercial courier to the Sellers address as stated herein within 5 business days of written acceptance of this offer;

1.1.1.3.

Buyer will cause Two Million One Hundred Thousand common shares to be issued to the Seller in equal blocks of one million and fifty thousand (1,050,000) shares each in the names of Bruce Gordon Imrie Hutchon and Linda Kathryn Hutchon; and held by the Buyers Attorney until such time as a processing plant utilizing the Technology is fully operational and processing at least five hundred tonnes per day of prepared municipal waste into commercially saleable electricity, liquefied natural gas (approximately 320,000 liters per day), liquid fuel (approximately 226,000 liters of diesel per day) and carbon black (approximately 147 tonnes per day) without any emissions to the environment by air, land or water. When the plant is fully operational and producing the aforementioned products in the quantities described, plus or minus ten percent (10%),  the Buyers attorney will release and forward the remaining two million one hundred thousand common shares to the Sellers address.

1.1.1.3.1.

The Buyers CEO will retain the right to vote the held common stock described in subsection 1.1.1.3 until it is released to Seller;

1.1.1.3.2.

If the Technology is unable to operate and process waste as described in subsection 1.1.1.3 on or before that date that is twelve (12) months after the date a five hundred tonnes per day waste processing plant is constructed using the Technology and knowhow of the Seller, the Two Million One Hundred Thousand common shares described in section 1.1.1.3 will be returned to the treasury of the Buyer and the Seller will have forfeited the same.

1.2.

Closing

1.2.1.

Subject to satisfaction or waiver of the conditions precedent to the obligations of the parties hereto,  the execution and delivery of this Agreement and payment of the Deposit to the Seller,  this purchase agreement shall be deemed to be in full effect and the date and time of signing shall be designated as the “Closing”

1.2.2.

At the Closing Seller shall deliver,

1.2.2.1.

 All rights to the Technology and the Existing Components;

1.2.2.2.

 all payments shall be made to Seller by the Buyer in common stock of the Buyer and stated in United States Dollars.

2.    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants the following:

2.1.

Organization

Seller has all requisite power and authority to execute, deliver, and perform their obligations under this Agreement and to consummate the transactions contemplated hereby;

2.2.

Ownership

Seller has full legal authority and ownership of the Technology;

2.3.

Authorization

Seller recognizes that this Agreement constitutes a valid and legally binding obligation of Seller enforceable in accordance with its terms and confirms that Seller’s signatory to this Agreement has the necessary authorization to execute and deliver this Agreement

2.4.

Litigation

Seller confirms as of the date of signature of this Agreement that:

2.4.1.

There are no claims, actions, suits, proceedings or investigations pending or currently threatened against Seller which may unduly affect the validity of this Agreement or the Seller’s right to consummate the transaction contemplated hereby, the result of which might materially affect either individually or in the aggregate the rights of the Buyer to the Technology.  This excludes any exceptions listed in Appendix 2 of the Disclosure Schedule, if any apply.

2.4.2.

The a foregoing includes, actions pending or threatened involving the present or prior  employment of the  Seller, the Seller's employees and/or consultants and  their use of any information or technology proprietary to the Seller and sold to the Buyer under this Agreement.  This also includes any of the Seller’s former employee, directors, shareholders or consultants and any obligations or agreements that might detract from the value of the Technology.

2.4.3.

The Seller confirms that they are  not subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency and there is no action, suit, or proceeding against Seller with respect to the Technology, by any party that is currently pending.

2.5.

Technology

2.5.1.

Sellers owns all rights, title and interest in and to the Technology, frees and clear of any liens, encumbrances or claims by third parties and has not infringed and is not now infringing on any trade secret or copyright belonging to any other person or entity.

2.5.2.

Seller has not distributed or divulged Confidential Information constituting the Technology and Seller is not a party to any license, agreement or arrangement, whether as licensee, licensor or otherwise, with respect to the Technology except as disclosed in Appendix 2 .

2.5.3.

Seller has taken all reasonable security measures to protect, confidentiality and value of the Technology.

2.5.4.

No employee or subcontractor of Seller is in default under any term of any employment contract nondisclosure obligation, agreement or arrangement relating to the Technology.

2.6.

Compliance with Other Instruments and Laws

2.6.1.

Seller is not in default of any provisions of his respective company documents or Protocols, of any instrument, judgment, order, writ, decree or contract to which he is a party or by which he is bound or, of any provision of law applicable to him,  that would prevent him from executing and delivering this Agreement.

2.6.2.

The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of applicable statutes, laws and regulations.

2.7.

Agreements; Default

2.7.1.

There are no agreements, understandings or proposed transactions between the Seller and/or any of its officers, directors, shareholders, and/or any affiliate thereof, except as identified in Appendix 2, that would affect the ownership by the Buyer of the Technology. There is no default or event that with notice or lapse of time, or both, would constitute a default by Seller, or to the best knowledge and belief of Seller, of any other party to any of the contracts, agreements or understandings listed in the Appendix 2.

2.7.2.

The consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following:

2.7.2.1.

default of any contract, license, agreement or understanding to which Seller's property is bound except as identified in Appendix 2;

2.7.2.2.

an event that would permit any party to terminate any or to accelerate the maturity of any indebtedness or other direct or indirect obligation of Seller; or

2.7.2.3.

the creation or imposition of any lien, charge or encumbrance on any of the properties of Seller.

2.8.

No Insolvency

Seller will not be rendered insolvent by the sale, transfer and assignment of the Technology pursuant to the terms of this agreement.

2.9.

Representations Complete

None of the representations or warranties made by Seller, nor any statement made in any certificate furnished by Seller pursuant to this Agreement, contains any untrue statement of a material fact, or omits any material fact necessary in order to make the statements contained herein misleading. There is no fact, circumstance or condition of any kind or nature whatsoever known to Seller which reasonably would be expected to have a materially adverse effect on Seller or the Technology that has not been set forth in this Agreement.

3.

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to Seller that:

3.1.

Company Existence; Authorization

3.1.1.

The Buyer is duly organized and properly registered in the jurisdiction of its organization. All action on the part of the Buyer, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations hereunder has been taken or will be taken prior to the Closing and this Agreement constitutes a valid and legally binding obligation of the Buyer enforceable in accordance with its terms, subject only to the terms of this agreement and laws affecting the rights and remedies of creditors.

3.1.2.

The Buyer is not in default of any provisions of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, of any provision of law applicable to it that would prevent it from executing and delivering the Agreement.

3.1.3.

The Buyer agrees that it has been fully provided with all the information which the Buyer has requested for deciding whether or not to purchase the Technology and all information which they believe is reasonably necessary to enable the Buyer to make such a decision.

3.1.4.

The Buyer acknowledges that the sale and purchase of the Technology will not be transacted until Seller has been paid as per Section 1.

4.

CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS AT CLOSING

 The obligations of the Buyer to enter into the transaction contemplated by this Agreement are subject to the satisfaction, or waiver in writing by the Buyer, at or before the Closing of each of the following conditions.

4.1.

Representations and Warranties   The representations and warranties of Seller contained in this Agreement, shall be true and correct on the date hereof and at Closing  unless amended by Seller at the Closing and specifically approved of by the Buyer.

4.2.

Performance  Seller shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed, satisfied or complied with by it on or before the Closing.

4.3.

Covenant Not To Compete

In consideration of the sale of the goodwill associated with the Technology, Seller agrees that after the Closing Date and for a period of 10 years, Seller or its associates will not develop, market or otherwise produce a product or technology that competes, directly or indirectly, with the Technology.

5.

CONFIDENTIALITY

5.1.

Each of the parties agree that with the respect to certain Confidential Information (as defined below and without respect to the date on which such Confidential Information was first disclosed) furnished to it by the other party to this Agreement, it will maintain such information in confidence in the same manner, and to the same extent it protects its own confidential and/or proprietary information of a similar nature. Each party shall be responsible for any breach of this agreement by any and all employees, agents, subsidiaries, affiliates, family members or other similar persons or entities.

5.2.

For the purposes of this Agreement, Confidential Information shall include any trade secrets, knowledge, data, or other proprietary or confidential information relating to products, processes, know-how, designs, formulae, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, marketing plans and strategies, financial information, or other subject matter pertaining to any business of the parties hereto, or any of its clients, consultants; or licensees that is defined in writing or orally as Confidential Information.

5.3.

The commitment as stated above shall not impose any obligation with respect to any portion of the information that;

5.3.1.

is now or hereafter becomes generally known or available or part of a public domain without the direct or indirect fault of the recipient of the Confidential Information or otherwise by breach of this Agreement; or

5.3.2.

is known to such recipient at the time of the disclosure of such Confidential Information as evidenced by prior written documentation; or

5.3.3.

is furnished to others by the owner of the Confidential Information without restriction of further disclosure; or

5.3.4.

is lawfully received by such recipient without confidential or proprietary            restriction from a source other than the owner of the Confidential Information . Neither party shall use any Confidential Information for the purposes of unfair or improper competition, such as, by way of example only and not limited to, soliciting employees of the other party.

6.

TERMINATION PRIOR TO CLOSING

The Buyer may terminate this Agreement at any time prior to the Closing.

7.

MISCELLANEOUS

7.1.

Successors and Assigns

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns, any rights, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2.

Settlement of Disputes; Arbitration; Governing Law, Equitable Remedies

7.2.1.

In the event of an occurrence of any dispute of disagreement, the Parties shall first exert their best efforts in good faith to resolve the matter amicably between themselves as provided for in this Section. Within 3 days after written demand by either party, the Parties shall each designate a representative from among those personnel acquainted with the work involved who shall discuss and attempt to resolve the dispute or disagreement at the offices of the Buyer in San Antonio, Texas, or such other place agreeable to the Parties. If a resolution has not been reached within 10 days from the date on which the written demand for such working-level discussions was originally made, the Parties will go to binding arbitration with  the American Arbitration Association. The award of such arbitration shall be binding upon the parties.

7.2.2.

It is agreed that the substantive law governing this Agreement will be the law of the United States and more specifically Texas. Any disputes resolved in arbitration will be governed as such.

7.2.3.

Each of the parties hereto acknowledges and agrees that, because the legal remedies of the other party may be inadequate in the event of a breach of, or other failure to perform, any of the covenants and obligations set forth in Article 2, 3, 4, or 5 hereof, the aggrieved party may, in addition to obtaining any other remedy or relief available to it (including, without limitation, consequential and other damages at law), enforce Article  2, 3, 4 or 5 hereof by injunction, specific performance and other equitable remedies.

7.3.

Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4.

Titles, Subtitles, Preamble and Appendices

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in interpreting this Agreement. The Preamble and Appendices are an integral and inseparable part of this Agreement.

7.5.

Notices

Unless otherwise provided for, any notice required or permitted under this Agreement with respect to the Parties shall be given in writing and shall be deemed effectively given upon personal delivery to the Party to be notified or fourteen (14) business days after deposit with a National Post Office, for dispatch by registered or certified mail, postage prepaid and addressed to the party to be notified at the address set forth below:

For Seller	For the Buyer:
Bruce Hutchon	TransAct Energy Corp
24 Murrayfield Avenue	Suite 207 -23705 IH 10 West
Edinburgh United Kingdom	San Antonio, TX
EH12 6AX	78257

7.5.1.

or at such other address as such party may designate by written notice to the other Parties; if by facsimile transmission within 48 hours of receipt; in the case of an internationally recognized overnight courier, on the next business day after the date when sent. Any party may change its address for purposes of this paragraph by giving notice of the new address to each of the other Parties in the manner set forth above.

7.6.

Expenses

Irrespective of whether the Closing is effected, each Party to this Agreement shall bear their own costs and expenses with respect to the negotiation, execution, delivery and performance of this Agreement.

7.7.

Severability

Should any provision of this Agreement be determined to be invalid, it shall be severed from this Agreement and the remaining provisions shall remain in full force and effect.

7.8.

Parties in Interest

Nothing in this Agreement, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties to it and their respective and permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party to this Agreement, nor shall any provision give any third persons any right of subrogation or action against any party to this Agreement.

7.9.

Advice of Legal Counsel

Each party to this Agreement acknowledges and represents that it has been represented by legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each Party further represents that it has been independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representations or statements made by any other Party as to such consequences.

7.10.

Force Majeure

Neither Party shall be held liable for failure to fulfill its obligations under this agreement, if such failure is caused by flood, extreme weather, fire, or other natural calamity, acts of government agency, or similar causes beyond the control of such party.

7.11.

Assignment

This Agreement may not be assigned to third parties unless agreed to by both Parties to this Agreement.

7.12.

Entire Agreement, Amendments and Waivers

This Agreement and the appendices hereto constitute the entire agreement between the parties pertaining to the agreements, representations, warranties, covenants and understandings of the Parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the Parties. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of all the Parties hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

(the remainder of this page left blank intentionally)

IN ATTESTING THERETO, THE PARTIES BELOW STATE THAT THEY ARE PROPERLY EMPOWERED AND AUTHORIZED BY THEIR RESPECTIVE ENTITIES AND/OR AS INDIVIDUALS, TO EXECUTE THIS AGREEMENT AND HAVE SIGNED THIS AGREEMENT AS OF THE DATE FIRST MENTIONED HEREIN.

Appendix A must be completed before this document is signed and valid

FOR AND ON BEHALF OF TRANSACT

EXECUTED BY:

_______________________________

Name: Roderick C Bartlett

Title: President/Chief Executive Officer

FOR AND ON BEHALF OF UTOPIAL LIMITED

EXECUTED BY:

_______________________________

Name: Bruce Hutchon

Title: President

FOR AND ON BEHALF OF HAL FUEL  LIMITED

EXECUTED BY:

_______________________________

Name: Bruce Hutchon

Title: President

_______________________________

______________________

Witness

Bruce Hutchon

Name:_________________________

Address:_______________________

Appendix 1

“Technology Description”

The Technology includes a proprietary mechanical design, system and process of Pyrolysis and waste processing (the “System”). The Technology will include any and all work and proprietary rights existing for this System by the Seller to date and any and all work and proprietary rights related to the System going forward.

Science upon which the system and Technology is based:

Pyrolysis is a thermo-chemical decomposition of organic material at elevated temperatures in the absence of oxygen. It involves the simultaneous change of chemical composition and physical phase, and is irreversible. The word is coined from the Greek-derived elements pyro"fire" and lysis "separating".

Pyrolysis is a type of thermolysis (a chemical decomposition caused by heat), and is most commonly observed in organic materials exposed to high temperatures. It is one of the processes involved in charring wood, starting at 200–300 °C (390–570 °F). It also occurs in fires where solid fuels are burning or when vegetation comes into contact with lava in volcanic eruptions. In general, Pyrolysis of organic substances produces gas and liquid products and leaves a solid residue richer in carbon content, char. Extreme Pyrolysis, which leaves mostly carbon as the residue, is called carbonization.

Cryogenics stems from Greek and means "the production of freezing cold"; however, the term is used today as a synonym for the low-temperature state. It is not well-defined at what point on the temperature scale refrigeration ends and cryogenics begins, but most scientists assume it starts at or below -150 °C or 123 K (about -240 °F). The National Institute of Standards and Technology at Boulder, Colorado has chosen to consider the field of cryogenics as that involving temperatures below −180 °C (-292 °F or 93.15 K). This is a logical dividing line, since the normal boiling points of the so-called permanent gases (such as helium, hydrogen, neon, nitrogen, oxygen, and normal air) lie below −180 °C while the Freon refrigerants, hydrogen sulfide, and other common refrigerants have boiling points above −180 °C.

The Technology is unique in that it is:

A: Emissions free, releasing no gases, fluids or solids to the environment except as made commercially available as products of the process;

B: Embeds unique catalysts into the metal that makes up the inside of each reactor;

C: Utilizes reactors in a series of three in order to continuously process waste into gas, liquids and solids. Each reactor has unique settings of temperature and pressure from each other;

D: Utilizes cryogenics to freeze the waste in its preprocessing cycle in order to kill off certain bacteria and in order to make certain materials hard and brittle to facilitate ease of handling/processing ;

E: Utilizes thermo-electric tiles on all surfaces in the system without limiting the foregoing piping, external surfaces of reactors, cryogenic units, condensers and pumps that have a surface temperature different from the ambient temperature where they are installed;

F: Maintains a nitrogen or other inert gas blanket inside the reactor chambers;

G: Is capable of refining the liquid fuels to meet specific chemical compositions that match market grade specifications for commercially recognized and marketed fuels and without limiting the generality of the aforementioned, diesel, gasoline and aviation fuel

H: Uses process computing to sample data from the system to automatically adjust the reactors and optimize the reaction for product output.

I: It is a highly efficient process capable of capturing 96% +/- 3% of the energy available in the waste stream and used in the system and process.

The Technology is a scalable proprietary process with apparatus and a system capable of being incorporated into a municipal scale emissions free processing plant that can process hundreds to thousands of tonnes of waste per day and without limiting the generality of the foregoing, municipal solid waste, medical waste, agricultural waste, industrial waste and sewage but does not include nuclear waste or asbestos.

The process and system can also be scaled down to be portable in nature in order to process carbonaceous waste, as described above, of lesser quantities (10 tonnes per day) on a as needed basis. The proprietary apparatus and process is capable of:

(a.)

processing all carbonaceous waste into useable hydrocarbons and commercial grade carbon black;

(b.)

converting the balance of the waste stream depending on the waste present into water, gravel, glass, metal and carbon black (collectively a. and b. are the “Products”);

(c.)

producing parasitic electricity using thermo electric generator tiles on all surfaces that have a heat differential to the ambient temperature;

(d.) completing all of the above with no emissions to the environment;

The following patent applications, their descriptions and drawings attached to this Appendix form part of the basis of the Technology.

Any and all modifications, additions, changes and adaptations including any and all engineered drawings, notes, digital files that may exist whether shown to the Buyer or not form part of the Technology.

Appendix 2

“Disclosure”